Price Waterhouse LLP
                               575 Anton boulevard
                                   Suite 1100
                                  P.O. Box 5041
                            Costa Mesa, CA 92628-5041





January 15, 1998

Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, D.C.  20549



Ladies and Gentlemen:


We have read Item 4 of Safety Components International, Inc.'s Form 8-K dated January 9, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP